Rule 424(b)(3)	File # 333-10464

EFFECTIVE OCTOBER 30, 2002 MOSCOW CITY TELEPHONE NETWORK HAS

CHANGED THE PAR VALUE OF ITS ORDINARY SHARES FROM 20 RUBLE TO

40 RUBLE EACH

EXHIBIT A

AMERICAN DEPOSITARY

SHARES (Each American

Depositary Share

represents one-tenth of one deposited

Share)

IT IS EXPECTED THAT COMMON SHARES DEPOSITED HEREUNDER

WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY

THE RUSSIAN SHARE REGISTRAR IN THE NAME OF THE DEPOSITARY

OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE.  OWNERS

AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT

RUSSIA'S SYSTEM OF SHARE REGISTRATION AND CUSTODY

CREATES CERTAIN RISKS OF LOSS THAT ARE NOT NORMALLY

ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS.

THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY

OF COMMON SHARES OR FOR THE FAILURE TO MAKE ANY

DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS

A RESULT OF SUCH UNAVAILABILITY.


THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT

COURTS IN THE RUSSIAN FEDERATION WILL NOT RECOGNIZE OR

ENFORCE JUDGMENTS OBTAINED IN THE NEW YORK COURTS.



THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR COMMON SHARES OF

THE NOMINAL VALUE OF ONE RUBLE EACH OF

OPEN JOINT STOCK COMPANY "MOSCOW CITY TELEPHONE NETWORK"

(INCORPORATED UNDER THE LAWS OF THE RUSSIAN FEDERATION)

The Bank of New York, as depositary (hereinafter, together with The

Bank of New York International Nominees, a New York partnership, as nominee of The Bank of New York in whose name Shares are registered pursuant to the

Deposit Agreement, the "Depositary"), hereby certifies that

____________________________________________________,

or registered assigns IS

THE OWNER OF _________________________

AMERICAN DEPOSITARY SHARES

representing deposited common shares (herein called "Shares") of OPEN JOINT

 STOCK

COMPANY "MOSCOW CITY TELEPHONE NETWORK", incorporated under the laws of the Russian Federation (herein called the "Company").

At the date hereof, each

American Depositary Share represents one-tenth of one Share

deposited or subject to

deposit under the Deposit Agreement (as such term is hereinafter defined) at the Moscow,


Russian Federation, office of ING Bank (Eurasia) ZAO

(Closed Joint Stock Company)

(herein called the "Custodian").  The Depositary's Corporate Trust Office

is located at a

different address than its principal executive office.  Its Corporate

Trust Office is located

at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located

at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286


            1.  THE DEPOSIT AGREEMENT.

            This American Depositary Receipt is one of an issue

(herein called

"Receipts"), all issued and to be issued upon the terms and conditions set forth in the

deposit agreement, dated as of June 18, 1999 (herein called the

"Deposit Agreement"), by

and among the Company, the Depositary, and all Owners and Beneficial

Owners from

time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees

to become a party thereto and become bound by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of Owners and Beneficial

Owners of the Receipts

and the rights and duties of the Depositary in respect of the

Shares deposited thereunder

and any and all other securities, property and cash from time to time received in respect

of such Shares and held thereunder (such Shares, securities, property,

and cash are herein

called "Deposited Securities").  Copies of the Deposit Agreement are

on file at the

Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

            The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit

            Agreement, to which reference is hereby made.  Capitalized terms defined

in the Deposit Agreement and not defined herein shall have the meanings set forth in the

Deposit Agreement.

            2.  SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

            Upon surrender at the Corporate Trust Office of the Depositary of this

Receipt, and upon payment of the fees and expenses of the Depositary provided in this Receipt, and subject to the terms and conditions of the

Deposit Agreement and accompanied by such documents as the Depositary may require

(including a purchase/sale contract relating to the transfer of the Shares)

and upon

payment of the fee of the Depositary for the surrender of Receipts as provided in Section

5.09 of the Deposit Agreement and payment of all taxes and governmental charge payable in connection with such surrender and withdrawal of the

Deposited Securities

and subject to the terms and conditions of the Deposit Agreement, the

Charter of the

Company and the Deposited Securities, the Owner hereof is entitled to delivery, to him or

upon his order, of the Deposited Securities at the time represented by the American

Depositary Shares for which this Receipt is issued.  Delivery of such

Deposited Securities

may be made by the delivery of (a) certificates or other documents evidencing title

(including extracts from the Share Register) in the name of the Owner hereof or as

ordered by him or certificates properly endorsed or accompanied by proper instruments

of transfer and (b) any other securities, property and cash to which such

Owner is then

entitled in respect of this Receipt.  The Depositary shall direct the

Custodian or its agents

to cause the transfer and recordation by the Russian Share Registrar on the Share Register

of the Shares being withdrawn in the name of such Owner or as directed by him as above

provided, and the Company shall ensure that such transfer and recordation is effected

within 72 hours of the Russian Share Registrar's receipt of such documentation as may be


required by applicable law and the reasonable and customary regulations of the Russian

Share Registrar, or as soon thereafter as practicable.  Upon such transfer and recordation,

the Custodian shall deliver at the Moscow, Russian Federation,

office of the Custodian,

subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of the

Deposit Agreement, to or upon the written order of the person or persons designated in

the order delivered to the Depositary as above provided, documents evidencing title

(including extracts from the Share Register) for the amount of Deposited

Securities

represented by the American Depositary Shares evidenced by this Receipt,

except that, if

and to the extent practicable, the Depositary may make delivery to such person or persons

at the Corporate Trust Office of the Depositary of any dividends or distributions with

respect to the Deposited Securities represented by the American Depositary

Shares

evidenced by such Receipt, or of any proceeds of sale of any dividends,

distributions or

rights, which may at the time be held by the Depositary.  At the request,

risk and expense

of any Owner so surrendering this Receipt, and for the account of such

Owner, the

Depositary shall direct the Custodian to forward any cash or other property


(other than

rights) comprising, and forward a certificate or certificates and other proper documents

evidencing title for (as described above), the Deposited Securities represented by the

American Depositary Shares evidenced by such Receipt to the Depositary for delivery at

the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or,

at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

            3.  TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized

attorney, without unreasonable delay, upon surrender of this Receipt properly endorsed

for transfer or accompanied by proper instruments of transfer and funds sufficient to pay

any applicable transfer taxes and the expenses of the Depositary and upon compliance

with such regulations, if any, as the Depositary may establish for such purpose.  This

Receipt may be split into other such Receipts, or may be combined with other such

Receipts into one Receipt, evidencing the same aggregate number of

American Depositary

 Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination,

or surrender of

any Receipt or withdrawal of any Deposited Securities, the Depositary,


the Custodian, or

Registrar may require payment from the depositor of the Shares or the presenter of the

Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and

any stock transfer or registration fee with respect thereto (including any such tax or

charge and fee with respect to Shares being deposited or withdrawn) and payment of any

applicable fees and expenses as provided in this Receipt, may require the production of

proof satisfactory to it as to the identity and genuineness of any signature and may also

 require compliance with such reasonable regulations as the Depositary may establish

consistent with the provisions of the Deposit Agreement or this Receipt,

including,

without limitation, this Article 3.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular

Instances may be refused, or the registration of transfer of outstanding

Receipts generally

may be suspended, during any period when the transfer books of the

Depositary are

closed, or if any such action is deemed necessary or advisable by the

Depositary or the

Company at any time or from time to time because of any requirement of law or of any

government or governmental body or commission, or under any provision of the Deposit

Agreement or this Receipt, or for any other reason, subject to the provisions of the


following sentence.  Notwithstanding anything to the contrary in the

Deposit Agreement

or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited

Securities may not be suspended subject only to (i) temporary delays caused by closing

the transfer books of the Depositary or the Company or the deposit of

Shares in

connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the

payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign

laws or governmental regulations relating to the Receipts or to the withdrawal of the

Deposited Securities.  Without limitation of the foregoing, the

Depositary shall not

knowingly accept for deposit under the Deposit Agreement any Shares required to be

registered under the provisions of the Securities Act of 1933,

unless a registration

statement is in effect as to such Shares.


            The Depositary has agreed to comply with written instructions of the

Company that the Depositary will not accept for deposit under the Deposit

Agreement

 any Shares identified in such instructions at such time and under such circumstances as

may reasonably be specified in such instructions in order to facilitate the Company's

compliance with the securities laws of the United States.

            4.  LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

            If any tax or other governmental charge shall become payable with respect
to any Receipt or any Deposited Securities represented hereby, such tax or other


            Governmental charge shall be payable by the Owner or


Beneficial Owner

hereof to the Depositary, and such Owner or Beneficial Owner shall be deemed liable


therefore.  In addition to any other remedies available to it, the

Depositary

may refuse to effect any transfer of this Receipt or any withdrawal of Deposited

Securities represented by American Depositary Shares evidenced by such

 Receipt until

such payment is made, and may withhold any dividends or other distributions,

 or may sell

for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited

Securities represented by the American Depositary Shares evidenced by this Receipt, and

may apply such dividends or other distributions or the proceeds of any such sale in

payment of such tax or other governmental charge and the Owner or

Beneficial Owner

hereof shall remain liable for any deficiency.  The obligations of

 Owners and Beneficial

Owners under this Article 4 shall survive any transfer of Receipts pursuant to

Section 2.04 of the Deposit Agreement, any surrender of Receipts and withdrawal of

Deposited Securities pursuant to Section 2.05 of the Deposit Agreement,

 or the

termination of the Deposit Agreement pursuant to Section 6.02 of the Deposit

Agreement.


5. WARRANTIES ON DEPOSIT OF SHARES.

            Every person depositing Shares under the Deposit Agreement shall be

deemed thereby to represent and warrant that such Shares and each certificate therefore

 are validly issued, fully paid, non-assessable, and free of any preemptive rights of the

holders of outstanding Shares and that the person making such deposit is duly authorized

so to do.  Every such person shall also be deemed to represent that such Shares and the

Receipts evidencing American Depositary Shares representing such Shares would not be

Restricted Securities.  Such representations and warranties shall survive the deposit of

Shares and issuance of Receipts.


6. FILING PROOFS, CERTIFICATES, AND OTHER
7. INFORMATION.
Any person presenting Shares for deposit or any Owner or Beneficial

Owner of a Receipt

may be required from time to time to file with the Depositary or the Custodian such proof

of citizenship or residence, exchange control approval, or such information relating to the

registration on the books of the Company or the Russian Share

Registrar, if applicable, to



execute such certificates and to make such representations and warranties, as the

Depositary, or the Company, upon written notice to the Depositary,

may deem necessary

or proper.  The Depositary may, and at the reasonable written request of the Company

will, withhold the delivery or registration of transfer of any

 Receipt or the distribution of

any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of

any Deposited Securities until such proof or other information is filed or such certificates

are executed or such representations and warranties made to the satisfaction of the

Depositary and the Company.  Each Owner and Beneficial Owner

agrees to provide any

information requested by the Company or the Depositary pursuant to Section 3.01 of the

 Deposit Agreement and this Article 6.  No Share shall be accepted for deposit unless

accompanied by evidence satisfactory to the Depositary that any necessary approval has

been granted by any governmental body in the Russian Federation which is then

performing the function of the regulation of currency exchange.



            7.  CHARGES OF DEPOSITARY.

            The Company agrees to pay the fees, reasonable

 expenses and out-of-

            pocket charges of the Depositary and those of any

Registrar only in

            accordance with agreements in writing entered into

between the

            Depositary and the Company from time to time.  The

Depositary shall

present detailed statements for such charges and expenses

to the Company

once every three months.  The charges and expenses of the

Custodian are

for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares,

 by any Owner of Receipts or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock

split declared by the Company or an exchange of stock regarding the

Receipts or

Deposited Securities or a distribution of Receipts pursuant to

Section 4.03 of the Deposit

Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such

registration fees as may from time to time be in effect for the registration of transfers of

Shares generally on the Share Register of the Company maintained by the Russian Share

 Registrar and applicable to transfers of Shares to the name of the

 Depositary or its

nominee or the Custodian or its nominee on the making of deposits or withdrawals under

the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission


expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are

incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05

of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American

Depositary Shares

(or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03,

4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to

Sections 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or

 less per American

Depositary Share (or portion thereof) for any cash distribution made pursuant to Sections

4.01 through 4.04 of the Deposit Agreement, (7) a fee of $.01 or less per American

Depositary Share (or portion thereof) per year to cover such expenses as are incurred for

inspections by the Depositary, the Custodian or their respective agents of the Share

Register maintained by the Russian Share Registrar (which fee shall be assessed against

Owners of record as of the date or dates set by the Depositary in accordance with

Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the

Depositary by billing such Owners for such fee or by deducting such fee from one or

more cash dividends or other cash distributions), (8) a fee for the distribution of securities

pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to

the fee for the execution and delivery of American Depositary Shares referred to above

which would have been charged as a result of the deposit of such securities (for purposes

of this clause 8 treating all such securities as if they were Shares),

 but which securities

are instead distributed by the Depositary to Owners and (9) a fee not in excess of $1.50

per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the

Deposit Agreement.


            The Depositary, subject to Article 8 hereof, may own and

deal in, in

accordance with applicable law, any class of securities of the

Company and its affiliates


and in Receipts.


8. PRE-RELEASE OF RECEIPTS.


            The Depositary may issue Receipts against rights to

receive Shares from

the Company.  No such issue of Receipts will be deemed a "Pre-Release"

subject to the

restrictions of the following paragraph.

      Unless requested by the Company to cease doing so, notwithstanding

 Section 2.03

      of the Deposit Agreement, the Depositary may execute and deliver

 Receipts prior

to the receipt of Shares pursuant to Section 2.02 of the Deposit

Agreement (a "Pre-

Release").  The Depositary may, pursuant to Section 2.05 of the Deposit

Agreement,

deliver Shares upon the receipt and cancellation of Receipts which have been Pre-

Released, whether or not such cancellation is prior to the termination of such Pre-Release

or the Depositary knows that such Receipt has been Pre-Released.  The

Depositary may

receive Receipts in lieu of Shares in satisfaction of a Pre-Release.

Each Pre-Release will

be (a) preceded or accompanied by a written representation from the person to whom

Receipts or Shares are to be delivered (the "Pre-Releasee"), that the

 Pre-Releasee, or its

customer, owns the Shares or Receipts to be remitted, as the case may be,

 (b) at all times

fully collateralized (such collateral marked to market daily) with cash or such other

collateral as the Depositary reasonably deems appropriate, (c) terminable by the

Depositary on not more than five (5) business days' notice, and (d) subject to such further

indemnities and credit regulations as the Depositary deems appropriate.

The number of

American Depositary Shares which are outstanding at any time as a result of Pre-Release

will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit

Agreement; provided, however, that the Depositary reserves the right to change or

disregard such limit from time to time as it deems appropriate and may,

with the prior

written consent of the Company, change such limit from time to time for purposes of

general application.  The Depositary will also set limits with respect to Pre-Release

transactions to be entered into under the Deposit Agreement with any particular Pre-

Releasee on a case by case basis as it deems appropriate.  The collateral referred to in

clause (b) above will be held by the Depositary for the benefit of the

 Owners as security


for the performance of the obligations to deliver Shares set forth in clause (a) above (and

will not, for the avoidance of doubt, constitute Deposited Securities under the Deposit

Agreement).


            The Depositary may retain for its own account any compensation received

by it in connection with the foregoing.  The Company will have no liability to any Owner

with respect to any representations, actions or omissions by the Depositary,

 and holder of

Receipts, or any Owner or any of their respective agents pursuant to

Section 2.09 of the

Deposit Agreement and this Article 8.


9. TITLE TO RECEIPTS.


            It is a condition of this Receipt and every successive Owner and Beneficial

Owner of this Receipt by accepting or holding the same consents and agrees, that title to

this Receipt when properly endorsed or accompanied by proper instruments of transfer, is

transferable by delivery with the same effect as in the case of a negotiable instrument

under the laws of New York; provided, however, that the Depositary and the Company,

notwithstanding any notice to the contrary, may treat the person in whose name this

Receipt is registered on the books of the Depositary as the absolute owner hereof for the

purpose of determining the person entitled to distribution of dividends or other

distributions or to any notice provided for in the Deposit Agreement or for all other

purposes, and neither the Depositary nor the Company will have any obligation or be

subject to any liability under the Deposit Agreement to any holder of this Receipt unless

such holder is the Owner hereof.

            10.  VALIDITY OF RECEIPT.


            This Receipt shall not be entitled to any benefits under

 the Deposit

Agreement or be valid or obligatory for any purpose, unless this

Receipt shall have been

executed by the Depositary by the manual signature of a duly authorized signatory of the

Depositary; provided, however, that such signature may be a facsimile if a Registrar for

the Receipts shall have been appointed and such Receipts are countersigned by the

manual signature of a duly authorized officer of the Registrar.


10. REPORTS; INSPECTION OF TRANSFER BOOKS.


            The Company currently furnishes the Securities and Exchange

Commission (hereinafter called the "Commission") with certain public reports and

documents required by foreign law or otherwise under Rule 12g3-2(b)

under the

Securities Exchange Act of 1934.  Such reports and communications will be available for

inspection and copying by Owners and Beneficial Owners at the public reference

facilities maintained by the Commission located at 450 Fifth Street, N.W.,

Washington, D.C. 20549.


            The Depositary will make available for inspection by Owners of Receipts

at its Corporate Trust Office any reports and communications, including any proxy

soliciting material, received from the Company which are both (a) received by the

Depositary as the holder of the Deposited Securities and (b) made generally available to

the holders of such Deposited Securities by the Company.  The Depositary will also send

to Owners of Receipts (i) copies of such reports when furnished by the

Company

pursuant to Section 5.06 of the Deposit Agreement, (ii) copies of any written

communications provided to the Depositary by the Russian Share Registrar pursuant to


Section 5.13(b)(v) of the Deposit Agreement; and (iii) copies of any notices given or

required to be given by the Depositary pursuant to Section 5.13(d) of the Deposit

Agreement.  Any such reports and communications, including any such proxy soliciting

material, furnished to the Depositary by the Company shall be furnished in English to the

extent such materials are required to be translated into English pursuant to any

regulations of the Commission.

            The Depositary will keep books, at its Corporate Trust Office,

for the

registration of Receipts and transfers of Receipts which at all reasonable times shall be

open for inspection by the Owners of Receipts provided that such inspection shall not be

for the purpose of communicating with Owners of Receipts in the interest of a business or

object other than the business of the Company, including, without limitation,

 a matter

related to the Deposit Agreement or the Receipts.

            12.  DIVIDENDS AND DISTRIBUTIONS.

            Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof

 any amounts received in a foreign currency can in the judgment of the

Depositary

be converted on a reasonable basis into United States dollars transferable to the United

States, and subject to the Deposit Agreement, convert, as promptly as practicable, such

dividend or distribution into dollars and will distribute, as promptly as practicable, the

amount thus received (net of the fees and expenses of the Depositary as provided in

Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners

of Receipts

entitled thereto; provided, however, that in the event that the Company or the Depositary

is required to withhold and does withhold from any cash dividend or other cash

distribution in respect of any Deposited Securities an amount on account of taxes, the

amount distributed to the Owners of the Receipts evidencing American

Depositary

Shares representing such Deposited Securities shall be reduced accordingly.


            Subject to the provisions of Sections 4.11 and 5.09 of the Deposit

Agreement, whenever the Depositary receives any distribution other than a distribution

described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the

 Depositary will, as

promptly as practical, cause the securities or property received by it to be distributed to

the Owners of Receipts entitled thereto, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution;

 provided,

however, that if in the opinion of the Depositary such distribution cannot be made

proportionately among the Owners of Receipts entitled thereto, or if for any other reason

the Depositary reasonably deems such distribution not to be feasible, the

 Depositary may,

after consultation with the Company to the extent practicable, adopt such method as it

may deem equitable and practicable for the purpose of effecting such distribution,

including, but not limited to, the public or private sale of the securities or property thus

received, or any part thereof, and the net proceeds of any such sale (net of the fees and

expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the

Deposit Agreement) will be distributed by the Depositary to the Owners of

Receipts

entitled thereto all in the manner and subject to the conditions described in Section 4.01

of the Deposit Agreement; provided, however, that no distribution to Owners pursuant to

Section 4.02 of the Deposit Agreement will be unreasonably delayed by any action of the

Depositary or any of its agents.



            If any distribution consists of a dividend in, or free

 distribution of, Shares,

the Depositary may and will, if the Company shall so request, distribute,

as promptly as

practicable, to the Owners of outstanding Receipts entitled thereto, additional

Receipts

evidencing an aggregate number of American Depositary Shares representing the amount

of Shares received as such dividend or free distribution subject to the terms

and

conditions of the Deposit Agreement with respect to the deposit of Shares and the

issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section

4.11 of the

Deposit Agreement and the payment of the fees and expenses of the Depositary as

provided in Article 7 hereof and Section 5.09 of the Deposit Agreement.

The Depositary

may withhold any such distribution of Receipts under Section 4.03 of the

Deposit

Agreement if it has not received satisfactory assurances from the Company that such

distribution does not require registration under the Securities Act of 1933 or is exempt



from registration under the provisions of such Act.  In lieu of delivering

Receipts for

fractional American Depositary Shares in any such case, the Depositary will sell the

amount of Shares represented by the aggregate of such fractions and distribute the net

proceeds, all in the manner and subject to the conditions described in

Section 4.01 of the

Deposit Agreement; provided, however, that no distribution to Owners pursuant to

Section 5.03 of the Deposit Agreement will be unreasonably delayed by any action of the

Depositary or any of its agents.  If additional Receipts are not so distributed, each

American Depositary Share shall thenceforth also represent the additional Shares

distributed upon the Deposited Securities represented thereby.

            In the event that the Depositary determines that any

 distribution in

property (including Shares and rights to subscribe therefore) or any deposit of Shares,

transfer of Receipts or withdrawal of Deposited Securities under the

Deposit Agreement

is subject to any tax or other governmental charge which the Depositary is obligated to

withhold, the Depositary may by public or private sale dispose of all or a portion of such

property (including Shares and rights to subscribe therefore) in such amounts and in such

manner as the Depositary deems necessary and practicable to pay any such taxes or

charges, and the Depositary shall distribute the net proceeds of any such sale after

deduction of such taxes or charges to the Owners of Receipts entitled thereto.  The

Depositary will forward to the Company such information from its records as the

Company may request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file

any such reports necessary to obtain benefits under any applicable tax treaties for

Owners.

            13.  RIGHTS.

            In the event that the Company shall offer or cause to be offered to the

holders of any Deposited Securities any rights to subscribe for additional

Shares

 or any

rights of any other nature, the Depositary, after consultation with the Company to the

extent practicable, shall have discretion as to the procedure to be followed in making

such rights available to any Owners or in disposing of such rights on behalf of any

Owners and making the net proceeds available to such Owners or, if by the terms of such

rights offering or for any other reason, the Depositary may not either make such rights

available to any Owners or dispose of such rights and make the net proceeds available to

such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the

offering of any rights the Depositary determines that it is lawful and feasible to make

such rights available to all or certain Owners but not to other Owners, the

 Depositary

may, and at the request of the Company shall, distribute to any Owner to whom it

determines the distribution to be lawful and feasible, in proportion to the number of

American Depositary Shares held by such Owner, warrants or other instruments therefore I
in such form as it deems appropriate.


            In circumstances in which rights would otherwise not be

 distributed, if an

Owner of Receipts requests the distribution of warrants or other instruments in order to

exercise the rights allocable to the American Depositary Shares of such Owner

hereunder, the Depositary will promptly make such rights available to such Owner upon

written notice from the Company to the Depositary that (a) the Company has elected in

its sole discretion to permit such rights to be exercised and (b) such

Owner has executed

such documents as the Company has determined in its sole discretion are reasonably

required under applicable law.

            If the Depositary has distributed warrants or other instruments for rights to

all or certain Owners, then upon instruction from such an Owner pursuant to such

warrants or other instruments to the Depositary from such Owner to exercise such rights,

upon payment by such Owner to the Depositary for the account of such Owner of an

amount equal to the purchase price of the Shares to be received upon the exercise of the

rights, and upon payment of the fees and expenses of the Depositary and any other

charges as set forth in such warrants or other instruments, the Depositary shall, on behalf

of such Owner, exercise the rights and purchase the Shares, and the Company shall cause

the Shares so purchased to be delivered to the Depositary on behalf of such

 Owner.  As

agent for such Owner, the Depositary will cause the Shares so purchased to be deposited

pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to


 Section 2.03 of

the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a

distribution pursuant to the second paragraph of this Article 13, such

 Receipts shall be

legended in accordance with applicable U.S. laws, and shall be subject to the appropriate

restrictions on sale, deposit, cancellation, and transfer under such laws.

            If the Depositary determines, after consultation with the

Company to the

extent practicable, that it is not lawful and feasible to make such rights available to all or

certain Owners, it may, and at the request of the Company shall use its best efforts that

are reasonable under the circumstances to, sell the rights, warrants or other instruments in

proportion to the number of American Depositary Shares held by the Owners to whom it

has determined it may not lawfully or feasibly make such rights available,

 and allocate

the net proceeds of such sales (net of the fees and expenses of the

 Depositary as provided

in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable

in connection with such rights and subject to the terms and conditions of the Deposit

Agreement) for the account of such Owners otherwise entitled to such rights, warrants or

other instruments, upon an averaged or other practical basis without regard to any

distinctions among such Owners because of exchange restrictions or the date of delivery

of any Receipt or otherwise.  Such proceeds will be distributed as promptly, as

practicable in accordance with Section 4.01 of the Deposit Agreement.

            The Depositary will not offer rights to Owners unless both the rights and

the securities to which such rights relate are either exempt from registration under the

Securities Act of 1933 with respect to a distribution to all Owners or are registered under

the provisions of such Act; provided, that nothing in the Deposit

 Agreement shall create

any obligation on the part of the Company to file a registration statement with respect to

such rights or underlying securities or to endeavor to have such a registration statement

declared effective.  If an Owner of Receipts requests the distribution of warrants or other

instruments, notwithstanding that there has been no such registration under such Act, the

Depositary shall not effect such distribution unless it has received an opinion from

recognized counsel in the United States for the Company upon which the

 Depositary may

rely that such distribution to such Owner is exempt from such registration.

            The Depositary shall not be responsible for any failure to determine that it

may be lawful or feasible to make such rights available to Owners in general or any

Owner in particular.

            14.  CONVERSION OF FOREIGN CURRENCY.


            Whenever the Depositary shall receive foreign currency,

by way of

dividends or other distributions or the net proceeds from the sale of securities, property or

rights, into the Depositary's foreign investment account in the Russian

 Federation, and if

at the time of the receipt thereof the foreign currency so received can in the judgment of

the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars

transferred to the United States, the Depositary shall convert or cause to be converted, as

promptly as practicable, by sale or in any other manner that it may determine, in

accordance with applicable law, such foreign currency into Dollars, and such Dollars

shall be distributed as promptly as practicable to the Owners entitled thereto or, if the

Depositary shall have distributed any warrants or other instruments which entitle the

holders thereof to such Dollars, then to the holders of such warrants and/or instruments

upon surrender thereof for cancellation.  Such distribution may be made upon an

averaged or other practicable basis without regard to any distinctions among Owners on

account of exchange restrictions, the date of delivery of any Receipt or otherwise and

shall be net of any expenses of conversion into Dollars incurred by the

 Depositary as

provided in Section 5.09 of the Deposit Agreement.

            If such conversion or distribution can be effected only with the approval or

license of any government or agency thereof, the Depositary shall file, as promptly as practicable, such application for approval or license; however,

the Depositary will be entitled to rely on local Russian counsel in such matters, which

counsel shall be instructed to act as promptly as practicable.

            If at any time any foreign currency received by the

Depositary or the

Custodian is not, pursuant to applicable law, convertible, in whole or in part, into Dollars

transferable to the United States, or if any approval or license of any government or

agency thereof which is required for such conversion is denied or in the opinion of the

Depositary cannot be promptly obtained, or if any such approval or license is not

promptly obtained, the Depositary shall, (a) as to that portion of the foreign currency that

is convertible into Dollars, make such conversion and if permitted by applicable law,

transfer such Dollars to the United States for distribution in accordance with the first

paragraph of Section 4.05 of the Deposit Agreement and of this Article

14, and (b) as to

the nonconvertible balance, if any, (i) if requested in writing by an

Owner, distribute the



foreign currency (or an appropriate document evidencing the right to receive such foreign

currency) received by the Depositary to such Owner and (ii) if not so requested by an

Owner, hold such foreign currency uninvested and without liability for interest thereon

for the respective accounts of the Owners entitled to receive the same.

            If any such conversion of foreign currency, in whole

or in part, cannot be

effected for distribution to some of the Owners entitled thereto,

the Depositary may in its

discretion make such conversion and distribution in Dollars to the extent permissible to

the Owners entitled thereto and may distribute the balance of the foreign currency

received by the Depositary to, or hold such balance uninvested and without liability for

interest thereon for the respective accounts of, the Owners entitled thereto.

            15.  RECORD DATES.



            Whenever any cash dividend or other cash distribution

shall become

payable or any distribution other than cash shall be made, or whenever rights shall be

issued with respect to the Deposited Securities, or whenever the

 Depositary shall receive

notice of any meeting of holders of Shares or other Deposited Securities,

 or whenever for

any reason the Depositary causes a change in the number of Shares that are represented

by each American Depositary Share, or whenever the Depositary shall find it necessary

or convenient, the Depositary shall fix a record date, which date shall be, or be as close as

possible to, the record date applicable to the relevant Deposited

 Securities (a) for the

determination of the Owners of Receipts who shall be (i) entitled to receive such

dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to

give instructions for the exercise of voting rights at any such meeting, (b) on or after

which each American Depositary Share will represent the changed number of Shares,

subject to the provisions of the Deposit Agreement or (c) for the determination of the

Owners who shall be responsible for the fee assessed by the Depositary pursuant to

Article 7 hereof for inspection of the Share Register maintained by the Russian Share

Registrar.

            16.  VOTING OF DEPOSITED SECURITIES.

            Upon receipt of notice of any meeting of holders of

Shares or other

Deposited Securities, if requested in writing by the Company, the

Depositary shall, as

soon as practicable thereafter, mail to the Owners of Receipts a notice,

 in such form as

approved by the Company to the extent practicable, which shall contain

(a) such

information as is contained in such notice of meeting received by the

Depositary from the

Company (or if requested by the Company, a summary of such information provided by

the Company), (b) a statement that the Owners of Receipts as of the close of business on

a specified record date will be entitled, subject to any applicable provision of law and of

the Charter of the Company, to instruct the Depositary as to the exercise of the voting

rights, if any, pertaining to the amount of Shares or other Deposited

Securities

represented by their respective American Depositary Shares and (c) a statement as to the

manner in which such instructions may be given, including an express indication that

such instructions may be given or deemed given in accordance with the last sentence of

this paragraph if no instruction is received, to the Depositary to give a discretionary

proxy to a person designated by the Company.  Upon the written request of an Owner of

a Receipt on such record date, received on or before the date established by the

Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote

or cause to be voted the amount of Shares or other Deposited Securities represented by

such American Depositary Shares evidenced by such Receipt in accordance with the

instructions set forth in such request.  The Depositary shall not vote or attempt to exercise

the right to vote that attaches to the Shares or other Deposited Securities,

 other than in

accordance with such instructions.  If no instructions are received by the

Depositary from

any Owner with respect to any of the Deposited Securities represented by the American

Depositary Shares evidenced by such Owner's Receipts on or before the date established

by the Depositary for such purpose, the Depositary shall deem such Owner to have

instructed the Depositary to give a discretionary proxy to a person designated by the

Company with respect to such Deposited Securities and the Depositary shall give a

discretionary proxy to a person designated by the Company to vote such

Deposited

Securities, provided that no such discretionary proxy will be deemed given with respect

to any matter as to which the Company informs the Depositary (the

 Company having

agreed to provide such information as promptly as practicable in writing) that (x) the

 Company does not wish such proxy given, (y) substantial opposition exists or (z)

such matter materially and adversely affects the rights of holders of Shares.

            17.  CHANGES AFFECTING DEPOSITED SECURITIES.

            In circumstances where the provisions of Section 4.03

of the Deposit

Agreement do not apply, upon any change in nominal value, change in par value, split-

up, consolidation, or any other reclassification of Deposited

Securities, or upon any

recapitalization, reorganization, merger or consolidation, or sale of assets affecting the

Company or to which it is a party, any securities which shall be received by the

Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited

Securities shall be treated as new Deposited Securities under the Deposit

 Agreement, and

American Depositary Shares shall thenceforth represent, in addition to the existing

Deposited Securities, the right to receive the new Deposited Securities so received in

exchange or conversion, unless additional Receipts are delivered pursuant to the

following sentence.  In any such case the Depositary may, in its reasonable discretion,

after consultation with the Company to the extent practicable, and will,

 if the Company

shall so  request, execute and deliver additional Receipts as in the case of a dividend in

Shares, or call for the surrender of outstanding Receipts to be exchanged for new

Receipts specifically describing such new Deposited Securities.

 Promptly upon receipt

of notice from the Company pursuant to Section 5.06 of the Deposit

Agreement of the

occurrence of any of the events referred to in the first sentence of this Article 17, the

Depositary will give notice thereof to all Owners.

            18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

            Neither the Depositary nor the Company nor any of their

respective



directors, employees, agents or affiliates shall incur any liability to any Owner or

Beneficial Owner of any Receipt, if by reason of any provision of (a)

 any present or

future law or regulation of the United States, the Russian Federation or any other country,

or of any other governmental or regulatory authority or stock exchange,

or by reason of

any act of God or war or other circumstances beyond its control, or (b)

 in the case of the

Depositary only, (i) any act or failure to act of the Company or its agents, including the

Russian Share Registrar, or their respective directors, employees,

agents or affiliates,

(ii) any provision, present or future, of the Charter of the Company or any other

instrument of the Company governing the Deposited Securities or

(iii) any provision of

any securities issued or distributed by the Company, or any offering or distribution

thereof, the Depositary or the Company shall be prevented,

elayed or forbidden from or

be subject to any civil or criminal penalty on account of doing or performing any act or

thing which by the terms of the Deposit Agreement or Deposited

Securities it is provided

shall be done or performed (including, in the case of the Depositary,

 delivery of any

Deposited Securities or distribution of cash or property in respect thereof pursuant to

Articles 12 and 13 hereof); nor shall the Depositary or the Company or any of their

respective directors, employees, agents or affiliates incur any liability to any Owner or

Beneficial Owner of a Receipt by reason of any non-performance or delay,

caused as

aforesaid, in the performance of any act or thing which by the terms of the Deposit

Agreement it is provided shall or may be done or performed, or by reason of any exercise

of, or failure to exercise, any discretion provided for in the Deposit

 Agreement or in the

Charter of the Company.  Where, by the terms of a distribution pursuant to Sections 4.01,

4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to

Section 4.04 of the Deposit Agreement, the Depositary is prevented or prohibited from

disposing such distribution or offering available to Owners of Receipts,

 and the

Depositary is prevented or prohibited from disposing of such distribution or offering on

behalf of such Owners and making the net proceeds available to such Owners,

 then the

Depositary, after consultation with the Company to the extent practicable,

shall not make

such distribution or offering, and shall allow any rights, if applicable,

to lapse.  Neither

the Company nor the Depositary assumes any obligation or shall be subject to any

liability under the Deposit Agreement to Owners or Beneficial Owners of

Receipts,

except that the Company agrees to perform its obligations specifically set forth in the

Deposit Agreement and that the Depositary agrees to perform its obligations specifically

set forth in the Deposit Agreement without negligence or bad faith.

The Depositary shall

not be subject to any liability with respect to the validity or worth of the Deposited

Securities.  Neither the Depositary nor the Company shall be under any obligation to

appear in, prosecute or defend any action, suit, or other proceeding in respect of any

Deposited Securities or in respect of the Receipts, which in its opinion may involve it in

expense or liability, unless indemnity satisfactory to it against all expense and liability

shall be furnished as often as may be required, and the Custodian shall not be under any

obligation whatsoever with respect to such proceedings, the

responsibility of the

Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall

be liable for any action or inaction by it in reliance upon the advice of or information

from legal counsel, accountants, any person presenting Shares for deposit, any Owner or

Beneficial Owner of a Receipt, or any other person believed by it in good faith to be

competent to give such advice or information; provided, however,

that in the case of the

Company, advice of or information from legal counsel is from recognized

 U.S. counsel

for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized

counsel of any other jurisdiction for legal issues with respect to that jurisdiction.  The

Depositary shall not be responsible for any failure to carry out any instructions to vote

any of the Deposited Securities, or for the manner in which any such vote is cast or the

effect of any such vote, provided that any such action or inaction is in good faith.  The

Depositary shall not be liable for any acts or omissions made by a successor depositary

whether in connection with a previous act or omission of the Depositary or in connection

with a matter arising wholly after the removal or resignation of the

Depositary, provided

that in connection with the issue out of which such potential liability arises, the

Depositary performed its obligations without negligence or bad faith while it acted as

Depositary.  The Depositary shall not be liable to the Company, any Owner or Beneficial

Owner or any other person for the unavailability of Deposited Securities or for the failure

to make any distribution of cash or property with respect thereto as a result of (i) any act

or failure to act of the Company or its agents, including the Russian Share

 Registrar, or

their respective directors, employees, agents or affiliates, (ii) any provision of any present

or future law or regulation of the United States, the Russian Federation or any other

country, (iii) any provision of any present or future regulation of any governmental or

regulatory authority or stock exchange, (iv) any provision of any present or future Charter

of the Company or any other instrument of the Company governing the Deposited

Securities, (v) any provision of any securities issued or distributed by the Company, or

any offering or distribution thereof, or (vi) any act of God or war or other circumstance

beyond its control.  The Company shall not be liable to the Depositary,

any Owner or

Beneficial Owner or any other person for the unavailability of the

Deposited Securities or

for the failure to make any distribution of cash or property with respect thereto as a result

of (i) any provision of any present or future law or regulation of the

United States, the

Russian Federation or any other country, (ii) any provision of any present or future

regulation of any governmental or regulatory authority or stock exchange or (iii) any act

of God or war or other circumstance occurring beyond its control.  The

 Company agrees

to indemnify the Depositary, any Custodian, and their respective directors,

employees,

agents and affiliates and any Custodian against, and hold each of them harmless from,

any liability or expense (including, but not limited to, the reasonable fees and expenses of

counsel) which may arise out of (a) any registration with the Commission of

 Receipts,

American Depositary Shares or Deposited Securities or the offer or sale thereof,

 or out of

acts performed or omitted, in accordance with the provisions of the Deposit

 Agreement

and of the Receipts, as the same may be amended, modified, or supplemented from time

to time, (i) by either the Depositary or a Custodian or their respective directors,

employees, agents and affiliates, except for any liability or expense arising out of the

negligence or bad faith of either of them, or (ii) by the Company or any of its directors,

employees, agents and affiliates, (b) the unavailability of Deposited Securities or the

failure to make any distribution of cash or property with respect thereto as a result of

(i) any act or failure to act of the Company or its agents, including the

Russian Share

Registrar, or their respective directors, employees, agents or affiliates,

 (ii) any provision

of any present or future Charter of the Company or any other instrument of the Company

governing Deposited Securities or (iii) any provision of any securities issued or

distributed by the Company, or any offering or distribution thereof or (c)

any assessment

(or purported assessment) against Shares or other Deposited Securities of the sort

contemplated by Section 5.08 of the Deposit Agreement.  No disclaimer of liability under

the Securities Act of 1933 is intended by any provision of the Deposit

Agreement.

19. RESIGNATION AND REMOVAL OF THE DEPOSITARY;

APPOINTMENT OF SUCCESSOR CUSTODIAN.

            The Depositary may at any time resign as Depositary hereunder by written

notice of its election so to do delivered to the Company, such resignation to take effect

upon the appointment of a successor depositary and its acceptance of such appointment

as provided in the Deposit Agreement.  The Depositary may at any time be removed by



the Company by written notice of such removal, effective upon the appointment of a

successor depositary and its acceptance of such appointment as provided in the Deposit

Agreement.  Whenever the Depositary in its discretion determines that it is in the best

interest of the Owners of Receipts to do so, it may appoint a substitute or additional

 custodian or custodians.

            20.  AMENDMENT.


            The form of the Receipts and any provisions of the Deposit

 Agreement

may at any time and from time to time be amended by agreement between the Company

and the Depositary without the consent of Owners or Beneficial Owners of

 Receipts in

any respect which they may deem necessary or desirable.  Any amendment which shall

impose or increase any fees or charges (other than taxes and other governmental charges,

registration fees and cable, telex or facsimile transmission costs, delivery costs or other

such expenses), or which shall otherwise prejudice any substantial existing right of

Owners of Receipts, shall, however, not become effective as to outstanding

 Receipts until

the expiration of thirty days after notice of such amendment shall have been given to the

Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment

so becomes effective shall be deemed, by continuing to hold such Receipt,

 to consent and

agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt

to surrender such Receipt and receive therefore the Deposited Securities represented

thereby except in order to comply with mandatory provisions of applicable law.

            21.	TERMINATION OF DEPOSIT AGREEMENT.

            The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the

 Owners of

all Receipts then outstanding at least 30 days prior to the date fixed in such notice for

such termination.  The Depositary may likewise terminate the Deposit Agreement by

mailing notice of such termination to the Company and the Owners of all Receipts then

outstanding, such termination to be effective on a date specified in such notice not less

than 30 days after the date thereof, if at any time 30 days shall have expired after the

Depositary shall have delivered to the Company a written notice of its election to resign

and a successor depositary shall not have been appointed and accepted its appointment as

provided in the Deposit Agreement.  On and after the date of termination,

the Owner of a

Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the

Depositary and (b) payment of any applicable taxes or governmental charges and the fees

and expenses of the Depositary, including the fee of the Depositary for the surrender of

Receipts referred to in Article 7 hereof and Section 2.05 of the Deposit

Agreement, be

entitled to delivery, to him or upon his order, of the amount of Deposited

Securities

represented by the American Depositary Shares evidenced by such Receipt in the manner

provided in Section 2.05 of the Deposit Agreement.  If any Receipts shall remain

outstanding after the date of termination, the Depositary thereafter shall discontinue the

registration of transfers of Receipts, shall suspend the distribution of dividends to the

Owners thereof, and shall not give any further notices or perform any further acts under

the Deposit Agreement, except that the Depositary shall continue to collect dividends and

other distributions pertaining to Deposited Securities, shall sell rights and other property

as provided in the Deposit Agreement, and shall continue to deliver

 Deposited Securities,

together with any dividends or other distributions received with respect thereto and the

net proceeds of the sale of any rights or other property, in exchange for Receipts

surrendered to the Depositary (after deducting, in each case, the fees of the Depositary for

the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in

accordance with the terms and conditions of the Deposit Agreement, and any applicable

taxes or governmental charges).  At any time after the expiration of one year from the

date of termination, the Depositary may sell the Deposited Securities then held under the

Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale,

together with any other cash then held by it thereunder, unsegregated and without liability

for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore

been surrendered, such Owners thereupon becoming general creditors of the

Depositary

with respect to such net proceeds.  After making such sale, the Depositary shall be

discharged from all obligations under the Deposit Agreement, except to account for such

net proceeds and other cash (after deducting, in each case, the fees of the Depositary for

the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in

accordance with the terms and conditions of the Deposit Agreement, and any applicable

taxes or governmental charges), and except as provided in Section 5.08 of the Deposit

Agreement.  Upon the termination of the Deposit Agreement, the Company shall be

discharged from all obligations under the Deposit Agreement except for its obligations to

the Depositary with respect to indemnification, charges, and expenses.

            22.	ARBITRATION; WAIVER OF IMMUNITIES.

            The Deposit Agreement provides that any controversy, claim o

r cause of

action brought by any party to the Deposit Agreement against the Company arising out of

or relating to the Shares or other Deposited Securities, the American

 Depositary Shares,



the Receipts or the Deposit Agreement, or the breach thereof, shall be finally settled by

arbitration in London, England, in accordance with the Rules of the

London Court of

International Arbitration, which rules are deemed to be incorporated by reference into

this Article 22, and that judgment upon the award rendered by the arbitrators may be

entered in any court having jurisdiction thereof; provided, that in the event of any third-

party litigation to which the Depositary is a party and to which the

Company may

properly be joined, the Company may be so joined in any court of competent jurisdiction

In which such litigation is proceeding; and provided, further, that any such controversy,

claim or cause of action relating to or based upon any provision of the

Federal securities

laws of the United States or the rules and regulations thereunder may,

 but need not, be

submitted to arbitration as provided in the Deposit Agreement.

The Deposit Agreement

also provides that any controversy, claim or cause of action arising out of or relating to


the Shares or other Deposited Securities, the American Depositary Shares,

the Receipts or

the Deposit Agreement not subject to arbitration shall be litigated in the

 Federal and state

courts in the Borough of Manhattan.


            To the extent that the Company or any of its properties,

 assets or revenues

may have or hereafter become entitled to, or have attributed to it,

any right of sovereign

immunity, from any legal action, suit or proceeding, from the giving of any relief in any

respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from

service of process, from attachment upon or prior to judgment, from attachment in aid of

execution or judgment, or other legal process or proceeding for the giving of any relief or

for the enforcement of any judgment, in any United States or State court in the State of


New York, County of New York, in which proceedings may at any time be commenced,

with respect to its obligations, liabilities or any other matter under or arising out of or in

connection with the Shares or Deposited Securities, the American

Depositary Shares, the

Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law,

has irrevocably and unconditionally waived, and has agreed not to plead or claim, any

such immunity and has consented to such relief and enforcement.

23.  REGISTRATION OF SHARES; RUSSIAN SHARE

REGISTRAR; SHARE REGISTER.

(a) The Company has agreed in the Deposit Agreement that it shall,

at any

time and from time to time:


(i) take any and all action as may be necessary to assure the accuracy and

completeness of all information set forth in the Share Register maintained by the

Russian Share Registrar in respect of the Shares or Deposited

Securities;

(ii) provide or cause the Russian Share Registrar to provide to the

Depositary, the Custodian or their respective agents unrestricted access to the

Share Register during ordinary business hours in Moscow, Russian Federation, in such manner and upon such terms and conditions as the Depositary may, in its sole discretion, deem appropriate, to permit the Depositary, the Custodian or their

respective agents to regularly (and in any event not less than monthly)

confirm the

number of Deposited Securities registered in the name of the Depositary, the


Custodian or their respective nominees, as applicable, pursuant to the terms of the

Deposit Agreement and, in connection therewith, to provide the Depositary, the

Custodian or their respective agents, upon request, with a duplicative extract from

the Share Register duly certified by the Russian Share Registrar

(or some other

evidence of verification which the Depositary, in its sole discretion, deems sufficient);



(iii) cause the Russian Share Registrar, within 72 hours after the receipt by the

Russian Share Registrar, the Depositary or the Custodian or any of their respective agents of such documentation as may be required by applicable law

and the reasonable and customary regulations of the Russian Share

Registrar,

 or

as soon thereafter as practicable, to effect the re-registration of ownership of

Deposited Securities in the Share Register in connection with any deposit or

withdrawal of Shares or Deposited Securities under the Deposit

Agreement;

(iv) permit and cause the Russian Share Registrar to permit the

Depositary or

the Custodian to register any Shares or other Deposited Securities held under the

Deposit Agreement in the name of the Depositary, the Custodian or their

respective nominees (which may, but need not be, a non-resident of the Russian

Federation); and


(v) cause the Russian Share Registrar promptly to notify the

Depositary in

writing at any time that the Russian Share Registrar (A) eliminates the name of a

shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Company's shares and such shareholder alleges to

the

Company or the Russian Share Registrar or publicly that such elimination

 or

alteration is unlawful; (B) no longer will be able materially to comply with,

r has

engaged in conduct that indicates it will not materially comply with,

 the

provisions of the Deposit Agreement relating to it (including, without limitation,

Section 5.13 thereof); (C) refuses to re-register shares of the Company in the

name of a particular purchaser and such purchaser (or its respective seller)

alleges

that such refusal is unlawful; (D) holds shares of the Company for its own

account; or (E) has materially breached the provisions of the Deposit

 Agreement

relating to it (including, without limitation, Section 5.13 thereof)

and has

failed to

cure such breach within a reasonable time.


(b) The Company has agreed in the Deposit Agreement that it shall be solely

liable for any act or failure to act on the part of the Russian Share

Registrar

and that the

Company shall be solely liable for the unavailability of Deposited

Securities

or for the

failure of the Depositary to make any distribution of cash or property with respect thereto

as a result of (i) any act or failure to act of the Company or its agents,

including the

Russian Share Registrar, or their respective directors, employees, agents or affiliates,

(ii) any provision of any present or future Charter of the Company or any other

instrument of the Company governing the Deposited Securities, or (iii)

any provision of

any securities issued or distributed by the Company, or any offering or distribution

thereof.


(c) The Depositary or the Custodian will regularly (and in any event not less than

monthly) confirm the number of Deposited Securities registered in the name of the

Depositary, the Custodian or their respective nominees, as applicable,

 pursuant to the

terms of the Deposit Agreement.  The Company and the Depositary have agreed in the

Deposit Agreement that, for purposes of the rights and obligations under the Deposit

Agreement and this Receipt of the parties thereto and hereto, the records of the

Depositary and the Custodian shall be controlling for all purposes with respect to the

number of Shares or other Deposited Securities which should be registered in the name of

the Depositary, the Custodian or their respective nominees, as applicable,

 pursuant to the

terms of the Deposit Agreement.  In the event of any material discrepancy between the

records of the Depositary or the Custodian and the Share Register, then,

 if an officer of

the ADR Department of the Depositary has actual knowledge of such discrepancy, the


Depositary will promptly notify the Company.  In the event of any discrepancy between

the records of the Depositary or the Custodian and the Share Register,

the Company has

agreed that (whether or not it has received any notification from the

Depositary) it will (i)

use its best efforts to cause the Russian Share Registrar to reconcile its records to the

records of the Depositary or the Custodian and to make such corrections or revisions in

the Share Register as may be necessary in connection therewith and (ii)

 to the extent the

Company is unable to so reconcile such records, promptly instruct the

Depositary to

notify the Owners of the existence of such discrepancy.  Upon receipt of such instruction,

the Depositary will promptly give such notification to the Owners pursuant to Section

4.09 of the Deposit Agreement (it being understood that the Depositary may at any time

give such notification to the Owners, whether or not it has received instructions from the

Company), and the Depositary will promptly cease issuing Receipts pursuant to Section

2.02 of the Deposit Agreement until such time as, in the opinion of the

Depositary,

such

records have been appropriately reconciled.

            24.	DISCLOSURE OF INTERESTS.

            The Company or the Depositary may from time to time request

Owners to

provide information as to the capacity in which such Owners own or owned

 Receipts

 and

regarding the identity of any other persons then or previously having a beneficial

 interest

in such Receipts and the nature of such interest and various other matters.

  Each

Owner

agrees to provide any information requested by the Company or the

Depositary

pursuant

to Section 3.04 of the Deposit Agreement and this Article 24.  To the extent that



provisions of or governing any Deposited Securities (including the

 Company's

Charter or

applicable law) may require the disclosure of beneficial or other ownership of

Deposited

Securities, other Shares and other securities to the Company and may provide for

blocking transfer and voting or other rights to enforce such disclosure or limit

 such

ownership, Owners and Beneficial Owners are required to comply with all such

disclosure requirements and ownership limitations and to cooperate with the

Depositary's

compliance with Company instructions as to Receipts in respect of any such enforcement

or limitation.